Exhibit 99.4

Non-binding English Translation of Power of Attorney

THE TEXT OF THIS DOCUMENT IN ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN RUSSIAN LANGUAGE SHALL PREVAIL.

POWER OF ATTORNEY NO. 600-13

City of Moscow, fourteenth of November, twenty thirteen

       The Joint-Stock Company Federal Grid Company of Unified Energy System (hereinafter referred to as “FGC UES”) established by Order No. 42r dated June 18, 2002 of RAO UES of Russia, Primary State Registration Number (OGRN) 1024701893336, Taxpayer Identification Number (INN) 4716016979, located at: 117630, Moscow, Akademika Chelomeya street, 5A, represented by Murov Andrey Yevgenyevich, Chairman of the Management Board of FGC UES (born in 1970, holder of Passport 40 04 546801, issued on September 12, 2003 by Police Department No. 28 of the Central District of St. Petersburg, subdivision code 782-028), acting under FGC UES’ Articles of Association, hereby authorizes
       Tikhonova Maria Gennadyevna (born on July 6, 1980, holder of Passport 22 08 102905, issued on January 29, 2008 by the Nizhny Novgorod Regional Department of the Russian Federal Migration Service in the Soviet District of Nizhny Novgorod, subdivision code 520-007, registered at: Moscow, 2-y Samotyochny per., 4, Apt. 73) to do any of the following things on behalf of FGC UES:
       1. Represent FGC UES before all commercial and non-profit organizations, individuals (including individual entrepreneurs), all public authorities (including the Federal Antimonopoly Service, the Federal Tax Service, the Federal Agency for State Property Management, the Russian Ministry of Energy, the Russian Ministry of Economic Development), the Central Bank of the Russian Federation (the Bank of Russia), Russian local self-government bodies, and represent FGC UES in relations with foreign individuals and legal entities on all matters relating to corporate governance, including, but not limited to, the following:
       1.1. Submit, obtain, claim, and sign on behalf of FGC UES any and all necessary documents (applications, notices, requests, certificates, including state registration certificates, and other documents) for:
       - State registration of subsidiaries and affiliates (hereinafter referred to as “S&A”) of FGC UES;
       State registration of amendments and additions to the FGC UES’ Articles of Association and for the state registration of FGC UES’ Articles of Association as amended.
       1.2. Submit, obtain, claim, and sign on behalf of FGC UES any and all necessary documents (resolutions authorizing the issue of securities, prospectuses, reports on the issue of securities, notices, statements, applications, certificates and other documents) related to the following:
       - registration of FGC UES’ issues of securities;
       - disclosure by FGC UES of information in the securities market as provided by the laws of the Russian Federation;
       - admission to trading and listing of FGC UES’ securities in organized markets (exchanges).
       2. Sign and/or submit questionnaires, applications, orders, requests and other documents to the depositary institution (hereinafter referred to as the “Depositary”);
       change the details of the custody account and the depositor questionnaire;

       sign and/or submit to the Depositary any and all types of deposit orders initiating transactions with securities on custody accounts;
       obtain reports, statements, notices of transactions with securities on custody accounts;
       pay for services against invoices issued by the Depositary;
       obtain, deliver and sign any and all necessary documents, perform any other actions related to the authorities set out in this paragraph.
       3. Perform any legal actions related to the creation, exercise, change and termination of FGC UES’ rights with regard to legal entities in respect of which FGC UES acts as a founder, participant, shareholder, member of organization, trustee, pledgee or other person, within the limits established by Russian laws, including the following:
       - propose representatives of FGC UES to management and supervisory bodies, request to convene general meetings of shareholders (participants, members) on behalf of FGC UES;
       - request information and documents;
       - represent FGC UES at general meetings of shareholders (participants, members), speak at such meetings on behalf of FGC UES, make motions, vote on all issues on the agenda of such meetings, make statements on behalf of FGC UES and sign necessary documents;
       - sign questionnaires of registered persons and any other documents required for opening and operating personal accounts with registers of holders of registered shares (hereinafter referred to as the “Register”);
       - sign transfer and pledge orders and any other documents required to make actions, related to personal accounts, in the Registers;
       - obtain statements of operations on personal accounts, sign applications for bank statements and any other documents required to obtain Register extracts;
       - obtain from and submit to the registrar any relevant documents and information;
       - sign any other documents, obtain and submit documents and information related to the representation of FGC UES before legal entities;
       - exercise other rights and incur obligations of a shareholder (participant, member, founder) as provided by Russian laws, constituent documents and internal regulations of legal entities in which FGC UES holds a share.
       4. Make (modify, amend, terminate and extend) on behalf of FGC UES the following types of contracts, the amount of any of which does not exceed 50,000,000 (Fifty million) rubles:
       - contracts for fee-based information analysis, advertising, printing, consulting, research, auditing or courier services;
       - corporate governance contracts;
       - deposit contracts;
       - agency contracts;
       - trust agreements for property (shares);
       - contracts and agreements with depository banks for the issue, circulation and maintenance of depositary receipts;
       - confidentiality agreements related to the performance of contracts;
       - agreements for cooperation in corporate governance and information exchange;
       - contracts related to the admission to trading and circulation of securities of FGC UES at stock exchanges.
       5. Make (modify, amend, terminate and extend) the following types of contracts without any limitations as to the amount thereof:
       - contracts for the maintenance and keeping of FGC UES’ shareholder register and any other agreements between FGC UES and the organization maintaining and keeping the register of the issuer’s securities (hereinafter referred to as the “Registrar”);

       - contracts for the maintenance and keeping of the dividend payment history (including the signing of income statements and submission of dividend calculation and payment reports to tax authorities);
       - Service contracts for obtaining information from the register of shareholders of FGC UES and its S&A.
       6. Sign certificates, including acceptance and delivery certificates for goods, work/services, bills and invoices for contracts referred to in paragraphs 4 and 5 hereof.
       7. In pursuance of the authority granted herein, the attorney is authorized to:
       - sign and submit any and all necessary documents (letters, requests, statements, notices, motions, certificates, resolutions, and other instruments);
       - request and obtain any and all necessary documents (extracts, certificates, notices, certificates, resolutions, and other instruments);
       - certify copies of documents;
       - make any and all other actions which are not inconsistent with the laws of the Russian Federation.

       The powers granted hereunder may be transferred (delegated) to third parties.
       This Power of Attorney shall be valid for one year.

Chairman of the Management Board		/s/ A.Ye. Murov
sealed

City of Moscow,
Fourteenth of November, twenty thirteen

This Power of Attorney is certified by me, Korotkova Olga Ghennadievna, temporarily appointed by the Notary Public of Moscow Baybarash Oksana Victorovna.

This Power of Attorney is issued on behalf of Open Joint Stock Company Federal Grid Company of Unified Energy System by Chairman of the Management Board Murov Andrey Yevgenievich who signed it in my presence. Legal capacity of Open Joint Stock Company Federal Grid Company of Unified Energy System and the authority of its representative have been checked. The signatory is personally known to me and his legal capacity has been checked.

Entered in the register under No. 1D-1496.

Charge under tariff: RUR 300.00

Technical services: RUR 1300.00

Confirmed outside the notary office at: 5A, Akademika Chelomeya street, Moscow, Russia, 117630

Acting as the Notary Public
/s/ O.G. Korotkova
O.G. Korotkova